Form C

Cover Page

Name of issuer:

LEAD Tech, Inc

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 3/22/2017

Physical address of issuer:

415 Jackson St,
San Fransisco CA 94111

Website of issuer:

https://www.lead.app/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$300,000.00

Deadline to reach the target offering amount:

4/27/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$245,473.00	$0.00
Cash & Cash Equivalents:	$226,269.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$4,877.00	$0.00
Long-term Debt:	$245,000.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($87,419.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

LEAD Tech, Inc

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Yumi Kimura	CEO of LEAD	LEAD	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Yumi Kimura	President	2017
Yumi Kimura	CEO	2017
Yumi Kimura	Secretary	2017
Yumi Kimura	Treasurer	2017
Yumi Kimura	CFO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Yumi Kimura	4743000.0 Common Stock	86.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

We currently have two pilot testing customers, but none of them are paying the full price for the software, because our software is still at the MVP stage. We will not be able to know our price settings are reasonable until we passed the pilot testing stage. Our current price range is on the lower end of the HR solution market, but the price might increase or decrease based on the growth of the business.

There are privacy and information laws that may limit growth into some big data analytics. As a part of our long-term vision, creating a searchable database for employers as well as performance data portability may be limited by laws around privacy and protection.

We do not have a patent on certain algorithms yet. We are working to create mathematical algorithms to automate certain aspect of our platform and further validate the data being reported. Until we are able to collect more data we do not have the information to file a patent.

One of our former co-founders & CTO Egor Vinogradov is still on our cap table but he is no longer with the team. We hired a more experienced CTO based on our business needs. The result is that our former CTO Egor Vinogradov still has a small portion of the shares that substitutes to further dilution.

Our ability to protect our intellectual property and proprietary technology is uncertain. We have entered into confidentiality agreements and intellectual property assignment agreements with our officers, employees, temporary employees, and consultants regarding our intellectual property and proprietary technology. In the event of unauthorized use or disclosure or other breaches of those agreements, we may not be provided with meaningful protection for our trade secrets or other proprietary information.

If a competitor infringes upon our intellectual property rights, enforcing these rights may be difficult and time-consuming. Even if successful, litigation to defend our or to enforce our intellectual property rights could be expensive and time-consuming and could divert management's attention from managing our business. Moreover, we may not have sufficient resources or desire to defend our intellectual property rights against challenges or to enforce our intellectual property rights. Additionally, we may provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially valuable. The occurrence of any of these events may have a material adverse effect on our business, financial condition, and operating results.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

We expect our current cap table to change in the coming months. Our new Co-Founder Peter Pakalski's share will be an incentive-based 12%~ 15% of the company, which will not just come from our reserved employee pool but also dilute other shareholders' percentages.

We have not yet authorized the preferred stock which investors in the SAFE will receive if it converts.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 80% towards product development, 15% towards sales marketing, 5% towards Wefunder fees

---

If we raise: **$300,000**

Use of Proceeds: 60% towards product development, 30% towards sales & marketing, 5% towards operations, 5% towards Wefunder fees

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**,
Investors will receive a number of shares of Preferred Stock calculated using the method that results in the greater number of **Preferred Stock**:

(i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the **discount rate** (80%) , or
(ii) if the valuation for the company is more than **$6 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**.
This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to
the Valuation Cap will also receive dividend rights.

No Voting Rights.
Investors will have no voting rights.
Instead,
the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Major Investor Threshold
Definition: A major investor is one who invests a minimum of $25,000.00 and are "accredited investors" as defined by Rule 501 of Regulation D (17 C.F.R. §230.501(a)).

Execution. Investors who invest less than $25,000.00 will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the Units received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.

If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive

- shares of common stock equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

Termination of the Company.

If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock.
If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases.
If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors; (ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and (iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common stock	10,000,000	5,514,750	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	135,000

Describe any other rights:

The Preferred Stock which investors in the SAFE will receive (if converted) has not yet been authorized. Preferred stock will not have voting rights but will have liquidation preferences.

We expect our current cap table to change in the coming months. Our new Co-Founder Peter Pakalski's share will be an incentive-based 12%~ 15% of the company, which will not just come from our reserved employee pool but also dilute other shareholders' percentages.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	10/03/17
Amount	$310,000.00
Interest rate	5.0% per annum
Discount rate	20.0%
Valuation cap	$4,000,000.00
Maturity date	05/01/19

The notes have various maturity dates from May through October 2019.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
10/2017	Regulation D, Rule 506(b)	Convertible Note	$310,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

70% of fortune 500 companies use mentoring programs to train and retain talent. LEAD is a mentoring platform that streamlines mentorship matching, scheduling, communicating, goal setting, and reporting with machine learning and natural language processing.

-Match mentors at 10x the rate of our competitors.
-Connect diverse and high performing individuals with the network they need to advance in their careers.
-Traction: 2 paying customers, multiple MOUs, over 1K users, and a waitlist of 10,000+.

Think of the pivotal moments where you made decisions about your career. I guarantee they involved interaction with a mentor.

LEAD will evolve workplaces by analyzing the most important interactions between influencers and high caliber proteges. We will have information about what advice and decisions drive movers and shakers to excel in cutthroat careers along with what work environments catalyze healthy and enjoyable workforces. We will be using that information to propel client success.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

LEAD Tech, Inc was incorporated in the State of Delaware in March 2018.

Since then, we have:

- 600K committed (although not fully finalized) for this round
- 310K pre-seed raised in 2017
- 1000 users and 2 paying customers
- The LEAD founders were in one of the Winners team of ChimeHack4 Hackathon
- The Top 100 Finalist in Katerva Awards, the Top 5 in Gender Equality category.
- We were selected as the Top 12 HR tech startup pitch competition in 2018 by Next Concept HR Association. (NCHRA)
- We were selected as the top 30 startups in SVIEF's annual conference of 2018.

Historical Results of Operations

Our company was organized in March 2018 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0.
- *Assets.* As of December 31, 2017, the Company had total assets of $245,473, including $226,269 in cash.
- *Net Loss.* The Company has had net losses of $87,419 for 2017.
- *Liabilities.* The Company's liabilties totaled $249,877 for 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $310,000 in convertibles.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 2 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 1 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

LEAD Tech, Inc cash in hand is $50,000, as of November 2018. Over the last three months, revenues have averaged $564/month, cost of goods sold has averaged $2,000/month, and operational expenses have averaged $26,400/month, for an average burn rate of $27,836 per month. Our intent is to be profitable in 14 months.

In recent months, our former CTO& Co-Founder, Egor Vinogradov, left the company. We hired a new CTO, Nenad Milanovi,c to run our development team. We also hired two full-time full stack developers, one part-time product manager, one part-time QA. We also have a new COO&Co-Founder, Peter Pakalski, who joined from our advisory board.

In recent months, we have also had two new customers pay us a few thousand for the service. We are beginning and plan to continue focusing on sales in the short-term.

Although we cannot guarantee it, we expect to have about $34K in monthly recurring revenue (MRR) by June 2019, and to have a burn rate of about $18K per month. We expect to become break even and slightly profitable in October 2019, with a 100K MRR. In addition to this campaign, we also have $600K commitment from large angel investors and venture capitals that we plan to rely on. We are currently generating a small amount of revenue from two pilot customers.

In the coming months one of our investors, Adam Traidman, will join our board.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities? ☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.lead.app/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

5508.2 ms ×19


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BOSS

INVEST IN LEAD

20 days **0** hours **39** minutes **32** seconds

Launching on January 7, 7PM EST

Data-driven mentorship network that understands the people in your organization

70% of fortune 500 companies use mentoring programs to train and retain talent. LEAD is a mentoring platform that streamlines mentorship matching, scheduling, communicating, goal setting, and reporting with machine learning and natural language processing. - Connect diverse and high performing individuals with the network they need to advance in their careers. - Traction: waitlist of +30,000, 2 paying customers, multiple MOUs, over 1K beta users



Yumi Alyssa Kimura
CEO
Passionate serial entrepreneur since age 18. Former Japan Country Manager at Meitu's $5B IPO.

Why you may want to invest

1. 750K committed for this round
2. 310K pre-seed raised in 2017
3. 1000+ users, 2 paying customers, & +30,000 person waitlist
4. The LEAD founders were in one of the Winners teams of ChimeHack4 Hackathon
5. The Top 100 Finalist in Katerva Awards, the Top 5 in Gender Equality category
6. Selected as the Top 12 HR tech startup pitch competition in 2018 by Next Concept HR Association (NCHRA)
7. Selected as a top 30 startup in SVIEF's annual conference of 2018
8. Articles, competitions, podcast interviews and TV talks in the US, Canada, Japan, and China

Payment will be processed when you complete the reservation.

$ 100 min

Reserve Spot

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What you are investing in

Future Equity (Wefunder SAFE)

$6M valuation cap

aInvestors in the first $10,000 of the raise will receive a free 1-month pilot test of our product to an organization of their choice.

20% discount

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $6M in the future.

Earning a return

Learn more about SAFEs

Investor perks

$100+
We will send you a thank you email.

Our Ambition

75% of executives say mentoring has been critical to their career. LEAD will evolve workplaces by analyzing the most important interactions between mentors and proteges to discover employee sentiment, find trouble areas and conflicts, and uncover the advice used to drive decisions of high performing people. We want to use this information to create the most enjoyable and productive work environments.

https://lead.app

San Fransisco, CA

$250+

Early platform access and founder Badge! Get first mover advantage and an investor badge next to your name! Make your profile stand out and display your commitment to mentorship, diversity, and the LEAD mission. You are granted permission to share that badge on your organization home page. We will send your a thank you email.

see $500, $1,000, $2,500, $5,000, $10,000, & $15,000+ perks

diversity employee_retention artificial_intelligence education community invest_in_social_impact offer_office_hours_as_a_mentor meet_other_founders meet_cool_people_doing_cool_things saas social social_impact hr_tech analytics b2b software technology

Why I Like LEAD

"As an executive and investor, investing in my employees provides me with the greatest returns. My career trajectory and the versatility of roles I've possessed was due to mentorship I've received and then given along the way. LEAD provides a great tool to foster this internally within an organization. I've seen the founders deliver, and have high expectations for what they'll be able to accomplish through their organization. This is why I'm investing in LEAD."



Adam Traidman

SERIAL ENTREPRENEUR, CEO & CO-FOUNDER OF BRD (BREAD), FORMER GENERAL MANAGER AT CADENCE DESIGN SYSTEMS.

THE BUZZ ABOUT LEAD

Everyone needs mentors through out their career. Also mentors need mentors. LEAD provides the perfect platform to facilitate the interaction for a person to all her/his mentors. In this way, it is a great platform to build a company culture that says "We care about our people." Every organization from a startup to a global enterprise should use the LEAD platform to reduce attrition, improve employee engagement, gain deeper insights into the career needs of different demographic groups. So they can customize career development programs for all of their employees.



Tom Kosnik

An advisor of LEAD. Partner at FoundersX Ventures, taught at the Department of Management Science and Engineering, Stanford Technology Ventures Program, at Stanford School of Engineering 1990-2018, taught at Harvard Business School 1985-1989.

Mentorship is not just needed within a team, but also in a wider organization and across different organizations. LEAD has opened up new kinds of relationships through two-way mentorships in our co-working space and has created synergy amongst individuals as well as different companies in various stages and a variety of industries. The LEAD platform aligns perfectly with our collaborative culture and supportive community.



Soya Seo

A customer of LEAD, General Manager at the Vault, NorCal Columbia Alumni Board-Director of Innovation & Entrepreneurship

VIEW ALL PRESS & QUOTES

Why Mentorship Matters

70% of Fortune 500 Companies Have Mentoring Programs


I am a
Founder For Change
#FOUNDERSFORCHANGE

Hi, I'm Yumi, the Co-Founder & CEO of LEAD. *Mentors have always been an extraordinary part of my life. I credit them with helping me through both professional and personal challenges that I would have otherwise been completely lost. Without mentors, I would not have been able to start my own business at 18, graduate with a law degree from a prestigious university in Japan, start a new career in tech, or lead the building of a company's Japanese branch that greatly contributed to a $5 billion IPO.*

I was lucky to meet mentors that guided me through exciting challenges, however, most people I know are not that lucky.

That's why I created LEAD, a platform to make mentorship seamless. LEAD aims to be the go to resource that everyone will actually use to excel in their careers, organizations, and lives by connecting them with the information and people that actually matter.

What is LEAD?

The Latest & Greatest in People Analytics


LEAD
FOR CAREER

LEAD is a platform built to foster mentorship and support career growth while solving HR's biggest challenges: enhancing company culture and retaining employees.

We are not trying to build a useless HR tool. We want to create something that makes real impact. This only works if it resonates with our users and makes it easier to meet, collaborate, and measure mentorship interactions.

LEAD is being developed alongside neuroscientists, social behavior experts, and business leaders to better mentor matches, improve community, increase diversity, and secure talent.

LEAD knows the most important information about organizations is exchanged in a mentorship program during recruiting, personality profile matching, goal setting, accomplishment tracking, collaboration, and survey deployment.

We're leveraging a team with deep experience in machine learning, AI, and NLP to gain actionable insights from this data. We anonymize data and report it at the team level so decision makers can improve workplace happiness and performance.


LEAD
Yoko S
Lauren W
Christine H
Jody R


LEAD
Leads
Sessions
Feed
Profile
Company Dashboard
Active Sessions
Amy Fisher
Lauren Witte
Christie Simmons
View Details
Pending Sessions
Finished Sessions

Other platforms:

- Are not based in the United States

- Do not focus on mentorship for an entire company

- Do not allow easy cross-organizational mentorship

- Do not allow you to keep your mentors when you leave an organization

How Does LEAD Work?

Using AI to Develop Mentorships and Solve H&R Challenges


LEAD
Individuals interact on lead
Mentorship collaboration, performance and accomplishments, interest, goal setting, text chatting, behavior data, personality profiles, anonymous reporting, deployed surveys with an AI assistant.
Inputs text and behavioral data from available work applications
asana
workday
ORACLE
ADP
SAP
Trello
Jira
LinkedIn
Anonymize data, ML & NLP looks for HR issues
Reports HR initiatives at the team level
Retention / attrition / flight risk
Performance review
Employee needs and wants
Potential leaders
Emotion and sentiment
Legal risks
Productivity
Conflict
Cognitive & other diversity %
Recommended training and development
"I need to grow our HR department"
"The sales manager is inappropriate"
"Current promotion rounds were unfair"
"The office temperature is too warm"
"These email tips convert more customers"

LEAD offers cross - organizational mentorship, allowing users to keep data and contacts when moving from one organization/job to another. We make scheduling and goal setting simple, and is free for individuals and low cost for companies.

The platform provides anonymous matching & mentorship, and analyzes clean communication, interaction, and activity data with AI tech.

LEAD is the latest in people analytics that fully respects user privacy by only reporting aggregate data.

Our Revenue Model

3 Tiers of Subscriptions: Free, Basic, Analytics


Mentorship Free
FREE
Free App & Website Access
Limited access to mentorship searching & management system
Mentorship Basic
$4.99 / Person
Unlimited access to mentorship searching & management system
Organization Internal Mentorship Program Insights
Mentorship Analytics
$9.99 / Person
Internal mentorship program insights
AI Assistant
Anonymous reporting
HCM (WorkDay etc), Slack, Task distribution channel (Jira, SalesForce) integration
People analytics report based on the aggregated team data
Industry benchmark on a team level

Mentorship Free: *Free App & Website Access, Limited access to mentorship searching & management system*

Mentorship Basic: *Unlimited access to mentorship searching & management system, Organizational Internal mentorship program insights*

Mentorship Analytics*: Internal mentorship program insights, AI assistant, Anonymous reporting, HCM (WorkDay etc.), Slack, Task distribution channel (Jira, Salesforce Integration), People analytics report based on the aggregated team data, Industry benchmark on a team level*

Competitive Advantage

We Take the Best of Our Competitors & Go Even Further


LinkedIn
Culture Amp
EVERWISE
LEAD
FOR CAREER
PLATO
CHRONUS

- *LinkedIn is focused on past accomplishments. It's a tool used mostly to connect sales leads. We focus on our member's future by connecting them with the network and information they need to advance in their career*
- *Everwise focuses on executive coaching, LEAD works with every employee*
- *Chronus is a manual mentorship platform, we use AI for matchmaking*
- *Plato is focused on engineers and paid mentorship. We're here for everyone*
- *Culture Amp aids in employee surveys, we look at cleaner data by anonymizing and analyzing human interactions and activities data directly*

Traction So Far

Beta Testers, 30k Waitlist, Paying Customers, and More

1000 users

We currently have 1000 beta testers

30,000+

Waitlist of 30,000 potential users

2 customers

We currently have two paying customers

2 MOU's

We have 2 signed MOU with public companies

420K

Signed from investors for this round

720K

Committed from investors for this round

300K

What we're looking to raise from the crowd

Investors

We have 10+ venture capitals and angel investors who have invested in LEAD in our previous $310K pre-seed round and the current $1M seed round

A Japanese famous independent venture capital that invests in seed stage startups in many categories such as softwares, HR tech.



Adam Traidman, CEO of BRD



Masaru Sunagawa, Founder of SmartRound, former Head of Android BD, Google Japan



Kevin Cook, Business Application Developer at Insperity.



Toshitada Nagumo, CEO at Spinnaker Partners, CEO at Fenox VC Japan.



Founder& CEO of Queen. (An organic shampoo and skin care brand)

"Modern Mentoring, Randy Emelo highlights the ability of mentoring to create an innovative, 'nimble workforce that can adapt to rapid change, new demands, and unforeseen challenges.'"

-SHRM

Highlighted Advisors & Evangelist



Kuniyoshi Mabuchi, Executive advisor at PWC Japan, Director of Facebook Japan



Jad Tarifi, Googler. Ph.D., , expert in data science, AI and neuroscience.



Beate Chelette, Sold her business to Bill Gates. CEO @ The Growth Architect



Alex Bowe, Ph.D., in data science, Expert in ML/NLP, ML



Fujimoto Mai, Miss Bitcoin Japan



Piotr Feliks Grzywacz, Former Google Head of HR for APAC



Soya Seo, General Manager at the Vault



Jeremy Glassenberg, started Box's developer platform, Product expert



Sampreeti Bhattacharyya, Former rocket scientist, MIT Ph.D, Founder of Hydroswarm, Forbes 30 under 30

orrick

AKA Foundry Square Investors XVII LLC, Handling LEAD's legal matters."



Joseph Perkins, "Partner at Orrick, lawyer for LEAD"

Proven demand

79% of millennials stating that mentorship programs are crucial to their career success.

70% of Fortune Top 500 companies now boasting a formal (or informal) mentorship program.

Those intending to stay with their organization for more than five years are twice as likely to have a mentor. (68 percent) than not (32 percent) -Deloitte

51% of workers are looking to leave their jobs.
-Gallup

HR software market size is expected to exceed USD $10 Billion by 2022 - Society for HR Management

Meet the Founders

Meet our diversified high-performance team



Yumi Alyssa Kimura

CEO

Passionate serial entrepreneur since age 18. Former Japan Country Manager at Meitu's $5B IPO.



Ljubomir Simin

CTO

More than 15 years engineering experience. AI expert. Contributed to one successful exit.



Peter Pakalski

COO (Sales&Marketing)

Oversaw $30 million+ exits. Experience as founder, venture capital EIR.

AND THE REST OF THE TEAM



Aleksandra Mitrovic

Software Engineer

Experienced full-stack developer , Master in Electrical Computer Engineering



Danilo Novakavic

Product Designer& Project Manager

Full-stack designer with 9 years of experience. Founder at Purezeen.



Suzana Sekulic

Software QA Engineer

Efficient software developer, team player, Master in Electrical Computer Engineering

Interview

WF: What is Lead?

– COLLAPSE ALL

LEAD:

51% of workers are looking to leave their jobs (Gallup).

Modern Mentoring Is The Key To Retaining Millennials. (Forbes)

LEAD is a smart mentorship platform that understands the people in your organization. We work with individuals and organizations to make all of the processes involved in creating a mentorship program easy like enrolling, matching, scheduling, goal setting, collaboration, and reporting. Individuals join for free. Organizations pay to organize their internal mentorship programs and get deep insights through our anonymized NLP, AI, and machine learning analytics.

We analyze employee data from multiple internal and external platforms, such as HCM, task distribution channel, public info on LinkedIn. This provides real-time anonymized team information that lets you know about your employees' goals, conflicts, ambitions, and advice. Companies gain valuable understanding of their employees and team culture, identify potential leaders, predict flight risks, optimize the promotion pool, and more.

WF: What is your background and why did you found Lead?

LEAD:

I started my first business at 18 after graduating high school, I self-funded my law degree, and I headed the Meitu $5 billion IPO expansion into Japan. I have had lots of success - both from hard work and lots of luck :)

I'm a minority in every country I have ever lived. I'm of mixed race girl who grew up in both Chinese and Japanese cultures where that combination is unique. I experienced a lot of unfair treatment due to my race and gender while building my career.
When I graduated highschool I was accepted into college but I was unable to attend because my father did not believe girls should be educated. I could not get funding on my own due to the country's social system. I was always interested in my heritage and learned three languages (Chinese, Japanese, and English). Instead of going to college, I started a business that completed translations, and did sales for a real estate company.

When I was 20, I started trading real estate and sold a house worth $4 million (USD). I used my commission to pay for a Law Degree in Japan. I worked a number of jobs in mergers and acquisitions, recruiting, and consulting. Each of these came with unique gender and ethnicity harassment and roadblocks. Of course I pressed on because I enjoyed being a professional that pushed back against stereotypes. I realized that most companies need to change their culture, hiring, promoting practices in order to attract diversified and retain high valued workers.
In 2016, I landed a job at a technology at a company called Meitu where I was able to work my way up to the head of their Japanese department. That's where I fell in love with growth, innovation, and analytics. Meitu had a $5 billion IPO that I had a major part in orchestrating. I have always been able able to get through my personal and professional struggles because I focus on persistence, positive energy, and surrounding myself with great people. Mentors have been a major influence in how I view myself, how I identify my strengths and weaknesses, and how I get the information needed to overcome obstacles.
At first, LEAD was just a network for woman but it evolved into so much more. As its vision became clearer, I brought Peter as advisor and later co-founders because he shared my vision and worth ethic. Now, LEAD has the unfair competitive advantage of being driven by an amazing dream team.

WF: What problem does Lead solve?

LEAD:

$550 Billion lost due to poor leadership ability.
-Forbes

51% of workers are looking to leave their jobs.
-Gallup

75% of the reasons people quit come down to their managers.
-Gallup

Managers are lost when it comes to discovering why certain employees are not growing or enjoying their work. People are constantly shifting careers. In the bay area, engineers, on average, only stick around for less than a year. Minority engineers stay even less amount of time.

The team at lead spent the past year working with potential customers, HR consultants, change management leaders, senior management, executives, mid & entry level hires, recruiters, students, startup owners, investors. We wanted to find out exactly what was causing this perpetual diaspora and what the best companies were doing to solve it. It turns out that the retention problem is not due to pay, like most would think, but rather dull work environments, lack of diversity and inclusion, poor experiences with management decisions, lack of growth, and lack of a learning culture. The highest performing organizations revealed that a solid that mentorship program was a key factor in retaining talent because it worked towards solving all of those issues.

Mentorship programs, however, were expensive and difficult to implement. Employers would have to allocate resources to program teams who would spend time interviewing, recruiting, collecting surveys, and tracking KPIs on spreadsheets. Surveys and analytics were prone to human error and bias. The results offered very little concret and measured insight into an organization even if executives could tell a change in company culture. Measuring people analytics were too expensive to measure.

WF: Who are your customers?

LEAD:

Currently we are gaining traction by focusing on companies and individuals in the frontier technology and innovation space. Our team has deep ties having worked in tech roles and living in the bay area. These companies are also showing the highest levels of attrition, have progressive executives open to new tools, are data driven, and increase our likelihood of onboarding less innovative HR departments who want more tech in their workflows.

We are pilot testing with corporations, non-for profits, universities, incubators, co-working spaces, and accelerators. One is them is a local chapter of Girls in Tech, a not-for-profit organization to help women in tech develop their careers. They provide mentorship, events and job opportunities. This group has 30,000+ members all over the world in prestigious companies like Lockheed Martin, Procter and Gamble, Godaddy, and more.

Another customer, The Vault, is a collaborative international co-working space located in San Francisco, South Korea, Oslo, and Paris. A major benefit to joining the vault is their network of startup mentors that both advise and invest with high quality members.
We also have companies pilot testing with less than 6 users that we provided our services for free. There are about 30,000 mentors and mentee from the frontier technology industries waiting for the on-boarding; we estimate about 10,000 of those will easily be converted. A lot of potential customers lined up, in both Japan and the US. Before we expand, we want to refine the product for the mass market. This requires funding for engineering and supports resources.

WF: What’s your plan to acquire new customers?

LEAD:

LEAD believes in lean startup marketing where growth is the core focus, methods are tested, and successes are scaled. We realize that marketing and sales starts with having a solid product and passionate team. Each team member will have significant interaction with potential clients, current customers, marketing campaigns, and sales initiatives as that is the best way to gain insight into our customer, optimize development schedules, properly develop our voice, and form a narrative. Our process will make sure to qualify companies and decision makers so our focus optimizes expected return. We have 5K companies in our pipeline and a waitlist of 10,000+ qualified users.

The best b2b sales teams start with community building, establishing subject matter expertise, email marketing, online presence management, event marketing, and hustling to get meetings. We make sure to follow up and focus on in person communication. We plan on knowing everything about our customers - their middle name, favorite drink, preference for twizzlers , red vines, or nerds rope - Everything!

Our early goals rely on establishing thought leadership to validate our market presence and improve customer discovery. Thought leadership is created by making sure we have high performing and engaged users, intelligence and useful content, high degree of customer service to enhance relationships, and physical presence at appointments and top events.

LEAD will make sure that attention is not placed on vanity metrics. Every campaign will rely on results based analytics that directly increase revenue. This is are an MMR first company.
Our B2B SaaS model means that outbound sales and referrals will be our primary monetization tools. Inbound channels will be built and optimized while our sales force completes outreach. Traditional online strategies, like PPC and SEO, are saturated and not cost effective for our stage. Content for inbound channels will be double purpose articles that will also be used for customer onboarding and whitepapers. Leveraging email, network introductions, and phone calls will be the largest majority of our marketing efforts. Our team has has tremendous success building these customer focused campaigns.

Niche marketing tactics will be used to establish presence, increase word of mouth referrals, and competitive defensibility. We will focus on creating solutions industries with unique workflows need. Frontier technology organizations will be targeted first as they have viral referral effect and solidify our ability to create successful mentorship programs. This makes sense because our main office is in the heart of San Francisco and our team has the contacts and recreational interest in the innovation sphere.

Customers that have the ability to increase our brand image and network are our first priority. We view our platform as a marketplaces that matches mentor with mentees. In order to build that market place, we will focus primarily getting mentors on the software has those are in the shortest supply. Senior level management and leaders will be targeted to use our application and encouraged to act as ambassadors to onboard their organizations. We have extensive experience using the best SaaS scheduling, demo, and reporting tools to pitch to these individuals. Each team member will have a close relationship to customers so that we can gauge demand and optimize our development needs. Once our customer narrative and product market fit in clear view, we will focus on connecting with channel partners, utilizing paid advertising, and other methods.

It does not stop once the sale is made. Our customer satisfaction team will work just as hard to add value to every step of the clients journey. Retaining clients to turn MRR into ARR is the only way to build a SaaS company.

Objectives

- Establish LEAD as the thought leader in mentorship, workplace culture, and corporate learning.
- Onboard top mentors, coaches, influencers, and senior management
- Utilize network to create pilot programs at key target organizations
- Convert pilot programs to full mentorship programs
- Grow presence and membership numbers within organizations
- Increase services offered and move customers up price tiers
- Three thousand pipelines in our CRM system that show interest in the HR area.
- Once our narrative and traction are improved, we will move on to building channel partners

WF: Who are your competitors?

LEAD: **Sentiment Analysis Products:**

- Usually utilize survey data, which is prone to human error and bias, to measure widespread emotion and perspectives held by customers or employees.
- Focuses primarily on text data in emails and social media.
- After sentiment is provided the products do not have automated solution suggestions like mentorship, or anonymous reporting.
- **Examples**: OrganizationView, Ultimate Software, Keen Corp.com, Peakon

Mentorship Platforms

- Private communities focused on single workplaces that offer registration, intelligent pairing, scheduling, development, goal tracking, and reporting
- Often have little social media presence and are mom-and-pop shops that lack a strong b2b sales force or US office
- They often have rich resources that help companies develop mentorship programs. We will need to create these materials, or partner with those contents providers such as Coursera, LinkedIn Learning.
- They often only focus on a single team, such as the engineering team, executives.
- They often manually match mentor and mentees based on 30 minutes interviews conducted by either their employees or the company HR/ mentorship managers.
- **Examples**: Mentorloop, Everwise, Tenthousand Coffees, Chronus, Mentorcliq, Plato

Enterprise Tools

- Large enterprise tools utilize cumbersome UX with legacy technology that has some overlap with our product
- Typically discuss their ability to decrease retention by predicting flight risk from under productivity.
- Primary focus is on other HR functions like payroll, legal document tracking, and task tracking.
- **Examples**: IBM Kenexa, Oracle HR Analytics, ADP

Professional social networks

- career-oriented social networks are on only focused on previous accomplishments and current employment. They display rather than connect.
- Our product focuses on career trajectory. It helps users get to where you need to be by meeting the people that matter- those looking to connect and mentor. We provide a personalized professional relationship manager to empower our users and support their career for a lifetime.
- Example: Linkedin

Lead's Key Differentiators

- A single product that that is able to discover HRs issues and provide the correct channel to solve those issues
- A tool that users are able to use at different jobs and across their entire career. Lead users do not need to be a part of a company or group that utilizes the platform. They can find mentors both outside and inside their organization.
- Analyzes clean data to remove human error, bias, and faulty interpretation.

WF: How are you generating your employee data, and how is it better than questionnaires? ^

LEAD:

Humans are imperfect and subject to all sorts of exogenous forces. No research method is going to be perfect. Questionnaires and surveys, on their own, do a poor job of measuring, reporting, and predicting behavior, intent, and engagement. Instead, one should choose tools carefully, based on the business problem under study. The best research draws inferences from across methods and doesn't rely on a single technique. Questionnaires need to be combined with analyzing action and direct communication to build accurate results.

WF: What is your business model? ^

LEAD: Lead is free for individuals. They are used to spread the word. We monetize by digitizing the mentorship program management, and the anonymized data reports by charging organizations a monthly subscription fee. We have two different fee tiers at $4.99/person and $9.99/person based on the details of our data insights and data integrations. The details are listed on our profile on the STORY page.

WF: What has been your biggest challenge? ^

LEAD:

The biggest challenge I had was building a team and product while being an immigrant in the US. It is not a news anymore that a founding team with women, foreigners and people of color experience hardship in fundraising. Last year, 85% funding went to founding teams with all males.

I have been able to overcome this by networking and hustling to meet others that believe in my cause and the benefits of diversity. I make sure to have at least 1-2 meetings everyday with an influential person.

WF: Who else is on the team? ^

LEAD:

We have about six people on the team; four full time, and two part-time.

Our Former TechLead, current CTO Ljubomir has m*ore than 15 years engineering leadership experience, built products using AI(ML and NLP). Contributed to one successfully exit. The tech team have working experience with* AI powered SaaS startup that utilizes NLP, which is the technology that LEAD utilizes as well.

My Co-Founder and Sales and Marketing leader Peter Pakalski, joined us three months ago. He used to work at a venture capital firm in colorado. He also sold two startups in the past, specializing in SaaS sales, people software sales and digital marketing.

We have an incredibly high performing team of serial entrepreneurs with NLP, tech sales, and executive expertise.

Advisors

- Beate Chelette: a first generation immigrant and sold her business to Bill Gates
- Tom Kosnik, a venture capitalist, and professor at Stanford Engineering school.
- Kuniyoshi Mabuchi, he is the director of Facebook Japan, also an advisor in PWC Japan
- Piotr Feliks Grzywacz: The former head of HR Google APAC team, he used to in charge of leadership development.
- Two Ph.D. specialized in AI. One is Jad Tarifi, the Head of Google AI research on deep learning models. He also has data science and neuroscience research background. The other is Alex Bowe, he works at Cruise. We also have other tech industry's employee retention and diversity experts, early hiring from Box and neuroscientist, social behavior scientists provide us with insights as well. You can find their names at the Highlighted Advisors & Evangelist section on our profile.

WF: What is your plan for the funds you will raise?

LEAD: We are going to use 30.6% of the funding for sales marketing, 33.6% for research and development, 1% for legal, and 20.5% for general and administrative, 14.6 as a cushion including exploring a different market and building partnerships.
We are raising one million in total, and then we have $600,000 invested and committed by two investors. In our previous round last year, we raised $310,000. One of our investors was ISGS Investment Works, an independent VC firm backed by many Japanese companies, including Persol, one of the top 3 largest staffing/recruiting company in Japan. We also have a few CEOs of Japanese public companies personally investing in us. We listed some of our investors on our STORY page.

WF: What have been major milestones for your company?

- Registered in March 2017
- Started raising funds and operations in May 2017
- Received funding two weeks into May 2017.
- Each month after launching operations, we had one major media story about us in Japanese, Chinese, and English.
- Closed $310,000 in funding at the beginning of October 2017.
- December 2017: we launched the beta version of our AI platform.
- January 2018 - Yumi was invited to Japanese national TV to talk about diversity and women in the workplace.
- March of 2018, I was one of four female entrepreneurs invited to a national startup pitch competition co-hosted by Business Insider Japan.
- Just a few months ago, we were selected by the Northern California HR Association as one of the top 12 HR technologies of 2018. Finally, in the beginning of December 2018, we launched our MVP 2.5 and reached out to many organizations for MVP testing. We have two paying customers with a few pending MOUs with large organizations in the US and big companies in Japan.

WF: Why is Wefunder right for you?

LEAD: We want users to have stake in our organization's growth. Wefunder and LEAD are a perfect match! Both platforms are consumer driven marketplaces that match tech innovators, influencers, and early adopters with things that they love. Wefunder matches investments while LEAD matchs mentors and mentees.

We have a network of potential investors and project creators that can expand Wefunders already robust network. Every single Wefunder investor mentors companies or individuals. Each Wefunder investors can realize gains by acting as ambassadors and taking our product to their company. We are able to improve the personal brand of each Wefunder investor because:

- We increase your the personal brand awareness of each user by connecting investors to vetted talent from diverse groups like Girls in Tech, Girls Who Code, Teach for America, Skillcrush and more. You need cognitive diversity and we have it!

- Investors personal brand improves with each new company you successfully mentor. Your investors get many requests for mentorship. They must be turning down companies due to time and geographical restraints. We make it easy for your investors to manage these relationships so they can turn down less opportunities and measure success.
- Mentoring requires you to be a great role model / voice that others can depend upon. Showing up to be a mentor has a social proof effect. Others see that your investors are capable of leading and that they are emotionally intelligent when interacting with their community. Once they are perceived to be a leader then awareness increases through WOM.

Our company is also aligned in mission and philosophy. We embrace diversity and building workplaces that allow their members to grow. We want to use this as a portion of our market strategy to let those individuals who share our goals support us. Those supporters will spread the word about our product, and have the chance to use our tech to enhance their own career and connections.

WF: Have you thought about exit options?

LEAD: We would love to work for any of the top HR companies! There are too many to name ADP, Workday, Oracle, Accenture, Deloitte, SAP, Adeco, Linkedin and more. We have relationships with these companies given our background in venture capital. Right now, it's too early for us to focus our energy on exit since we have a huge potential to grow and sell at a much larger round. For the moment, we are focusing on our own business growth and as long as we provide value to customers users, then exiting won't be a problem.

WF: Tell us about your partnership with Girls in Tech.

LEAD: We launched with Girls in Tech Phoenix and are currently working to expand our application through their national program. It is an incredible organization that does a great job of getting girls into exciting careers. It has been a fun journey with a few hiccups that taught us a lot about what customers want with our tools. They have given us very positive reviews and it has been a pleasurable work experience.

We had a mentorship matching rate up to 10 times greater than manual matching. Their chapter was a new chapter, so we both worked on this program from scratch. LEAD brought a degree of visibility to GIT Phoenix's mentorship program, also saved the manpower from manual matching. Because our platform was beta stage our capabilities were limited.

WF: Why should an investor invest with Lead?

LEAD: First, this market is huge.
70% of Fortune 500 companies have mentorship programs (SAP). HR software market size is expected to exceed USD $10 Billion by 2022 - Society for HR Management

Global workforce management software market is projected to grow to $7,520 Million by 2021 - Technavio

Workforce Analytics Market Worth $1.87 Billion by 2025 | CAGR: 16.0% - Grand View Research, Inc

Emotion Analytics Market to Rake in Around US $25 Billion by 2023 with 17% CAGR - Reuters

In the US, companies spend $8 billion a year on diversity and anti-harassment training.

Our data will provide a lot of value in the areas above. LEAD automates data collection from mentorship, anonymous reporting via our own platform, and integrates with internal communication channels such as Slack, task distribution channels such as Jira, human resource management software like SAP SuccessFactor. We will be able to compare and analyze multiple data sets, from the clean data we get from employee's daily activities.

Our customer companies can tailor the training to a team or demographic level. Our AI can help them to remove human bias and errors. Everybody can build an AI software with good engineers, but the key is where you get the data to train the unbiased algorithm.
The challenges we can address are in recruiting, promoting, developing, and retaining employees. We are not just giving them the aggregated data reports, we also provide mentors to support each of their employee individually.

Anybody can start a coffee shop, but not many people can turn a coffee shop into Starbucks. Our team has the capability to scale. We are experienced entrepreneurs and passionate about the cause, impact, and ROI, not just for ourselves, but also for our investors. We want to make sure this is an investment, not just a donation.

Finally, we already have really incredible media attraction in the Asian market, and we're starting to get that in the US as well. A lot of US companies struggle to break into Asian markets, which is where the economy is shifting. I am a native speaker of Japanese and Chinese, and I have my network both in Japan and China. My co-founder Peter has a great network in the US.

WF: How has Lead been recognized?

LEAD:

We have won several awards.

My early team member and I won best product at ChimeHack4 in 2017. This is an annual hackathon hosted by Gucci, Facebook, and Hearst Magazines.

We also were recognized as a Top 100 finalist for the Katerva Awards, which is referred to as the "Nobel Prize for sustainability." (We were the top 5 in the closing the gender gap category.)

We got selected to pitch at the annual HR conference as one of the top 12 HR startups by NCHRA for 2017.

We are selected to have a demo at SEVIF 2017 as one of the top 30 startups. SEVIF a Chinese American tech conference where Tim Draper had his keynote.
We also have a few articles mentions that are published by prestigious magazines and newspapers in the US, Japan, and China.

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RISKS

1 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

LEAD is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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